UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2007

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On October 30, 2007, the Company and Jill Richling, Vice President and Controller, entered into a letter agreement pursuant to which Ms. Richling will continue in her position through the date of filing the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Thereafter and through February 11, 2008, Ms. Richling has agreed to continue as Vice President, Finance of the Company.

On October 30, 2007, Curtis E. DeWalt joined the Company as Vice President, Finance. Mr. DeWalt is to assume the position of Vice President and Controller the day after the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Mr. DeWalt was Vice President, Finance and Accounting of Roth Staffing Companies, Inc., from August 2006 to October 2007. From July 2003 to August 2006, Mr. DeWalt was Assistant Vice President, Accounting at Remedy Staffing. From November 1990 to July 2003, Mr. DeWalt was with a business unit of Saint-Gobain Ceramics & Plastics Inc. serving in various positions, including Controller of the Performance Plastics business unit and Director, Finance and Information Systems at Industrial Ceramics-Corhart Refractories Inc. Mr. DeWalt received a Masters of Business Administration, Finance from Scared Heart University in Bridgeport, Connecticut and a Bachelors in Science in Accounting from Bryant College in Smithfield, Rhode Island.

The Company and Ms. Richling also agreed to enter into an agreement on February 11, 2008 that provides for severance and other compensation as well as a release. Under such agreement, Ms. Richling will be entitled to a severance payment of six month base salary ($95,000.04) and the portion of her bonus that is related to her individual performance for 2007 ($23,750.01) . In addition, Ms. Richling will be entitled to receive benefits for six months after her employment terminates, and out placement services for six months not to exceed $10,000. Ms. Richling will also be entitled to receive the portion of her bonus that is related to achievement of overall Company wide objectives to the extent approved by the Board of Directors or compensation committee for the entire Company.

A copy of the Letter Agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated October 30, 2007, between the Company and Jill Richling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

By:	/s/ Ariel Amir
Ariel Amir, Executive Vice President and Chief Legal and Administrative Officer

Date: November 2, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Letter Agreement, dated October 30, 2007, between the Company and Jill Richling